UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 18, 2010

Delaware

(State or other jurisdiction of incorporation)

1-11605 (Commission File Number)	No. 95-4545390 I.R.S. Employer Identification No.

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 8.01 Other Events.

Set forth in Exhibit 99 and incorporated herein by reference are Items 6, 7, and 8 of the Registrant’s Annual Report on Form 10-K for the year ended October 3, 2009 which have been retrospectively adjusted to reflect the Company’s adoption of new guidance on the accounting and reporting for noncontrolling interests (formerly referred to as minority interests).

The new guidance, which the Company adopted at the beginning of its fiscal year ending October 2, 2010, requires that noncontrolling interests be reported as a separate component of equity and that net income attributable to the noncontrolling interests and net income attributable to the shareholders of the Company be presented separately in the statement of income. In addition to these presentation changes in the balance sheet and statement of income, dividends to noncontrolling interests are presented in financing cash flows. The Company previously presented dividends to noncontrolling interests in operating cash flows. Additionally, the buyout of a noncontrolling interest is now presented in financing cash flows where previously it was presented in investing cash flows.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

23	Consent of Independent Registered Public Accounting Firm

99	Updates to Annual Report on Form 10-K

Part II, Item 6. Selected Financial Data

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8. Financial Statements and Supplementary Data

101	The materials included within Item 8 of Exhibit 99 formatted in Extensible Business Reporting Language

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Brent A. Woodford
Brent A. Woodford
Senior Vice President Planning and Control

Dated: February 18, 2010

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